Sub-Item 77Q2

Nuveen Tax-Advantaged Dividend Growth Fund
811-222058


Based on a review of the SEC Forms 3, 4 and 5 furnished to the Fund, the Fund believes that all Section 16(a) filing requirements applicable to the Funds officers and directors, investment adviser and affiliated persons of the investment adviser were complied with, except that a Form 4 report, Statement of Changes in Beneficial Ownership, on behalf of the officer listed below was filed late.
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OFFICER:

Michael Carne, portfolio manager,
filed on July 22, 2011,
accession number
0001225208-11-018619.